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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:  AUGUST 1, 2001
DATE OF EARLIEST EVENT REPORTED:  July 31, 2001

                        GENERAL SEMICONDUCTOR, INC.
           (Exact name of registrant as specified in its charter)


    DELAWARE                     1-15442                    13-3575653
(State or other          (Commission File Number)        (I.R.S. Employer
jurisdiction of                                           Identification
incorporation or                                              Number)
 organization)

                           10 MELVILLE PARK ROAD
                          MELVILLE, NEW YORK 11747

                  (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (631) 847-3000


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ITEM 5. OTHER EVENTS

          On August 1, 2001, General Semiconductor, Inc. (the "Company") issued a press release (the "Press Release") announcing that the Company had entered into an Agreement and Plan of Merger, dated as of July 31, 2001 (the "Merger Agreement"), by and among Vishay Intertechnology, Inc. ("Parent") and Vishay Acquisition Corp. ("Merger Sub") pursuant to which, among other things, Merger Sub will be merged with and into the Company, whereafter the Company, as surviving corporation in the Merger, will be a wholly owned subsidiary of Parent (the "Merger").

          Pursuant to the Merger, each share of Common Stock of the Company will be converted into the right to receive a fraction of a share of Common Stock of Parent and cash will be paid in lieu of any fractional share of Common Stock of Parent which would otherwise be issued to holders of Common Stock of the Company in the Merger.

          As a material inducement to the Company's entering into the Merger Agreement, concurrently with the execution thereof, certain stockholders of Parent have agreed to enter into a voting agreement with the Company of even date with the Merger Agreement (the "Voting Agreement") pursuant to which, among other things, such stockholders of Parent will agree to vote all Common Stock and Class B Common Stock of Parent beneficially owned or controlled by them in favor of the Parent Stockholder Meeting Proposals (as defined in the Merger Agreement).

          The Press Release is being filed as an exhibit to this Registration Statement and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


        Exhibit   Description
        -------   -----------

         99.1     Press Release issued by the Company on August 1, 2001


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                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.



     Dated:  August 1, 2001


                                   GENERAL SEMICONDUCTOR, INC.


                                   By:  /s/ Robert J. Gange
                                      -------------------------------------
                                       Robert J. Gange
                                       Senior Vice President and
                                       Chief Financial Officer


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                               EXHIBIT INDEX


      Exhibit       Description
      -------       -----------

         99.1     Press Release issued by the Company on August 1, 2001